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                                                                   Exhibits 21.1

                         Subsidiaries of the Registrant


Name                                                             Jurisdiction
----                                                             ------------

Allied World Assurance Company, Ltd.                             Bermuda

Allied World Assurance Holdings (Ireland) Ltd                    Bermuda

     -Allied World Assurance Company (U.S.) Inc.                 Delaware

     -Newmarket Underwriters Insurance Company                   New Hampshire

     -Allied World Assurance Company (Europe) Limited            Ireland

     -Allied World Assurance Company (Reinsurance) Limited       Ireland